NORTH ATLANTIC ENERGY CORPORATION
6.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                       PRO
                                                                                                      FORMA
                                                                                                     GIVING
                                                                                    PRO              EFFECT
                                                                                   FORMA               TO
                                                                  PER BOOK          ADJ.               ADJ.
ASSETS
------
Current Assets:
  Cash                                                          $     -        $   10,000  a      $   10,000
  Notes receivable from affiliated companies                        42,400                            42,400
  Other                                                             11,488                            11,488
                                                                ----------     ----------         ----------
                                                                    53,888         10,000             63,888
                                                                ----------     ----------         ----------
Deferred Debits and Other Assets:
  Other                                                                 19                                19
                                                                ----------     ----------         ----------
                                                                        19            -                   19
                                                                ----------     ----------         ----------
Total Assets                                                    $   53,907     $   10,000         $   63,907
                                                                ==========     ==========         ==========



                                                                                                       PRO
                                                                                                      FORMA
                                                                                                     GIVING
                                                                                    PRO              EFFECT
                                                                                   FORMA               TO
                                                                  PER BOOK          ADJ.               ADJ.
LIABILITIES AND CAPITALIZATION
------------------------------
Current Liabilities:
  Notes payable to banks                                        $     -        $   10,000  a      $   10,000
  Accounts payable                                                  10,966                            10,966
  Accounts payable to affiliated companies                          10,579                            10,579
  Accrued taxes                                                     10,850            (90) b          10,760
  Accrued interest                                                    -              226   b             226
  Other                                                                  6                                 6
                                                                ----------     ----------         ----------
                                                                    32,401         10,135             42,536
                                                                ----------     ----------         ----------
Deferred Credits and Other Liabilities:                                                                 -
  Other                                                                168                               168
                                                                ----------     ----------         ----------
                                                                       168           -                   168
                                                                ----------     ----------         ----------
Capitalization:
  Common Stockholder's Equity:
    Common stock                                                      -
    Capital surplus, paid in                                         1,000                             1,000
    Retained earnings                                               20,338           (135) b          20,203
                                                                ----------     ----------         ----------
  Common Stockholder's Equity                                       21,338           (135)            21,203
                                                                ----------     ----------         ----------
Total Capitalization                                                21,338           (135)            21,203
                                                                ----------     ----------         ----------
Total Liabilities and Capitalization                            $   53,907     $   10,000         $   63,907
                                                                ==========     ==========         ==========


NORTH ATLANTIC ENERGY CORPORATION
6.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                       PRO
                                                                                                      FORMA
                                                                                                     GIVING
                                                                                    PRO              EFFECT
                                                                                   FORMA               TO
                                                                  PER BOOK          ADJ.               ADJ.
Operating Revenues                                              $  (76,916)    $                  $  (76,916)
                                                                ----------     ----------         ----------
Operating Expenses:
  Operation -
     Fuel, purchased and net interchange power                      13,047                            13,047
     Other                                                        (139,202)                         (139,202)
  Maintenance                                                       19,849                            19,849
  Depreciation                                                       8,350                             8,350
  Amortization of regulatory assets, net                               (25)                              (25)
  Taxes other than income taxes                                      6,690                             6,690
                                                                ----------     ----------         ----------
        Total operating expenses                                   (91,291)           -              (91,291)
                                                                ----------     ----------         ----------
Operating Income                                                    14,375            -               14,375

Interest Expense: Other Interest                                     2,700            226  b           2,926
                                                                ----------     ----------         ----------
     Interest expense, net                                           2,700            226              2,926
                                                                ----------     ----------         ----------
Other Income, Net                                                   22,498                            22,498
                                                                ----------     ----------         ----------
Income Before Income Tax Expense                                    34,173           (226)            33,948
Income Tax Expense                                                   7,829            (90) b           7,739
                                                                ----------     ----------         ----------
Net Income/(Loss)                                               $   26,344     $     (135)        $   26,209
                                                                ==========     ==========         ==========


NORTH ATLANTIC ENERGY CORPORATION
6.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                       PRO
                                                                                                      FORMA
                                                                                                     GIVING
                                                                                    PRO              EFFECT
                                                                                   FORMA               TO
                                                                  PER BOOK          ADJ.               ADJ.
Balance at beginning of period                                  $   (1,007)    $                  $   (1,007)

Net income                                                          26,344           (135) b          26,209

Cash dividends on common stock                                      (4,999)                           (4,999)
                                                                ==========     ==========         ==========
Balance at end of period                                        $   20,338     $     (135)        $   20,203
                                                                ==========     ==========         ==========


NORTH ATLANTIC ENERGY CORPORATION
6.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                       PRO
                                                                                                      FORMA
                                                                                                     GIVING
                                                                                    PRO              EFFECT
                                                                                   FORMA               TO
                                                                  PER BOOK          ADJ.               ADJ.
Common stockholder's equity                                     $   21,338     $     (135) b      $   21,203
                                                                ----------     ----------         ----------
        Total Capitalization                                    $   21,338     $     (135)        $   21,203
                                                                ==========     ==========         ==========


NORTH ATLANTIC ENERGY CORPORATION
6.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                        Debit            Credit
a) Cash                                                10,000
     Notes payable to banks                                              10,000

   To record the issuance of
   additional short-term debt.


b) Other interest                                         226
   Accrued taxes                                           90
      Accrued interest                                                      226
      Income tax expense                                                     90

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.